SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

NTS MORTGAGE INCOME FUND

(Name of Registrant as Specified In Its Charter)
Shefsky & Froelich Ltd., Suite 2500, 444 N. Michigan Ave., Chicago, IL 60611 Attn: Mark R. Borrelli

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
  (set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
Form or Schedule and the date of its filing.

  Amount Previously Paid:

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

               [GRAPHIC OMITTED]NTS MORTGAGE INCOME FUND
--------------------------------------------------------------------------------
10172 LINN STATION ROAD                        LOUISVILLE, KENTUCKY 40223

                                                                    May 23, 2002

DEAR STOCKHOLDER:

We invite you to attend the 2002 Annual Meeting of  Stockholders of NTS Mortgage
Income  Fund  ("Fund")  to  be  held  at  Fawn  Lake,  11901  Longstreet  Drive,
Spotsylvania, Virginia 22553 on June 24, 2002 at 11:00 a.m.

The attached  Notice of Annual Meeting and Proxy  Statement  describe the formal business to be  transacted  at the  meeting.  During the  meeting,  we will also report on the operations of the Fund. Directors and Officers of the Fund will be present to respond to any questions you may have.

Your vote is important, regardless of the number of shares you own. ON BEHALF
OF THE BOARD OF DIRECTORS,  WE URGE YOU TO COMPLETE BOTH SIDES,  SIGN,  DATE AND
RETURN THE ENCLOSED  PROXY CARD AS SOON AS POSSIBLE,  EVEN IF YOU CURRENTLY PLAN
TO ATTEND THE  ANNUAL  MEETING.  This will not  prevent  you from  voting in person, but will assure that your vote is counted if you are unable to attend.

                                                           Sincerely,

                                                        /s/ J.D. Nichols

                                                           J.D. Nichols
                                                           Chairman of the Board

[GRAPHIC OMITTED] MORTGAGE INCOME FUND

10172 Linn Station Road
Louisville, Kentucky 40223

------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 24, 2002

------------------------------

To the Stockholders of NTS Mortgage Income Fund:

The Annual Meeting of Stockholders  (the "Meeting") of NTS Mortgage Income Fund,
a Delaware corporation (the "Fund"),  will be convened on Monday, June 24, 2002, at Fawn Lake, 11901 Longstreet Drive, Spotsylvania, Virginia 22553 at 11:00 a.m.
Eastern Time (the "Meeting Date") pursuant to this notice.  All Stockholders are entitled to attend the Meeting if they so elect.  The Fund will solicit proxies, pursuant to the enclosed Proxy statement,  for use at the Meeting on the Meeting
Date.  The Fund  expects  that a quorum will be present on the Meeting  Date and that the matters to be  considered  by the  Stockholders  at the Meeting will be acted  upon  then.  The  Annual  Meeting  of  Stockholders  will be held for the following purposes:

     1.   To elect five  Directors to hold office until the next Annual  Meeting of Stockholders or until their successors are elected and qualified;

     2.   To ratify the  appointment  of Ernst  &  Young LLP as  independent auditors for the Fund for 2002; and

     3.   To  transact  such other  business  as may  properly  come  before the
          Meeting, or any adjournment thereof.

The Board of Directors  has fixed the close of business on May 13, 2002,  as the record date for the  determination of Stockholders  entitled to notice of and to vote at the Meeting.

Whether or not you plan to attend the Meeting in person,  please  complete  both sides, sign and return the enclosed form of proxy. Thank you very much.

                                                     /s/ Neil A. Mitchell

                                                        NEIL A. MITCHELL
                                                        Secretary and Treasurer

   The Fund's 2001 Annual Report is being mailed to Stockholders concurrently.

[GRAPHIC OMITTED]  MORTGAGE INCOME FUND

------------------------------

PROXY STATEMENT

------------------------------

This Proxy Statement is furnished in connection with the  solicitation by and on behalf of the Board of  Directors  of NTS  Mortgage  Income Fund (the "Fund") of
proxies to be voted at the next Annual Meeting of  Stockholders  (the "Meeting")
when it is convened on Monday,  June 24, 2002,  at 11:00 a.m.  Eastern Time (the
"Meeting  Date"),  or any subsequent  adjournment  thereof,  at Fawn Lake, 11901
Longstreet Drive, Spotsylvania, Virginia 22553.

THE PROXIES SOLICITED BY THE FUND PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED
FOR USE AT THE MEETING  WHEN  CONVENED ON THE  MEETING  DATE AND ANY  SUBSEQUENT
ADJOURNEMENTS  AND MAY NOT BE USED FOR ANY PURPOSE,  INCLUDING THE DETERMINATION
OF WHETHER A QUORUM IS PRESENT,  PRIOR TO THE  MEETING  DATE.  THEREFORE,  IT IS
ANTICIPATED THAT THE BUSINESS OF THE FUND TO BE CONSIDERED AT THE MEETING,  WITH
RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE
ADDRESSED ON THE MEETING DATE.

The  by-laws of the Fund (the  "By-Laws")  require  that the  Annual  Meeting of
Stockholders  of the Fund for any year be held not less  than  thirty  (30) days after delivery of the Annual Report,  but within six (6) months after the end of each fiscal year unless extended due to the inability to hold the meeting within such  time,  in which case it shall be held as soon as  practicable  thereafter.
Therefore,  the 2002 Annual Meeting of Stockholders of the Fund will be convened on June 24, 2002 (the "Meeting Date").

The  solicitation of proxies will be by mail and the cost will be borne directly by the Fund. Upon request, the Fund will reimburse banks, brokers,  nominees and related  fiduciaries for reasonable  expenses incurred by them in sending annual reports  and proxy  materials  to  beneficial  owners  of  shares to the  extent required by Rule  14a-13(a-b)  under the  Securities  Exchange  Act of 1934,  as amended.

Shares  of common  stock of the Fund  (the  "Shares")  represented  by  properly executed  proxies  received by the Board of Directors  prior to the Meeting Date will be voted at the  Meeting on the Meeting  Date.  Shares not  represented  by properly executed proxies will not be voted. Where a Stockholder  specifies in a proxy a  choice  with  respect  to any  matter  to be  acted  upon,  the  Shares represented by such proxy will be voted as specified.  Where a Stockholder  does not specify a choice,  in an otherwise  properly executed proxy, with respect to any proposal referred to therein,  the Shares  represented by such proxy will be voted with respect to such proposal in accordance  with the  recommendations  of the Board of Directors  described  herein. A Stockholder who signs and returns a proxy in the  accompanying  form may revoke it by: (i) giving  written notice of revocation to the Secretary of the Fund before the proxy is voted at the

Meeting on the Meeting Date; (ii) executing and delivering a later-dated  proxy;
or (iii)  attending the Meeting on the Meeting Date and voting his or her Shares in person.

The close of  business on May 13, 2002 has been fixed as the record date for the determination  of  Stockholders  entitled  to  notice  of,  and to vote at,  the
Meeting. On such date, the Fund had outstanding  approximately 3,187,000 shares, each  of  which  entitles  the  holder  thereof  to one  vote  at  the  Meeting.
Stockholders  of record as of the record  date will be  entitled  to vote at the
Meeting or any adjournments  thereof. A quorum,  consisting of the holders of at least a majority of the issued and outstanding  Shares eligible to vote, must be present,  in person or by proxy, at the Meeting for valid Stockholder  action to be taken.

The mailing address of the principal executive offices of the Fund is 10172 Linn
Station Road,  Louisville,  Kentucky 40223. This proxy statement and the related proxy card are being mailed to Stockholders on or about May 23, 2002.

MATTERS TO BE CONSIDERED BY STOCKHOLDERS

Election of Directors

Five  members  of the Board of  Directors  ("Directors")  will be elected at the
Meeting,  each to serve  until  the  next  Annual  Meeting  of  Stockholders  or otherwise as provided by the By-Laws and until their  respective  successors are elected  and  qualified.  Pursuant  to the  By-Laws,  three (3)  Directors  (the
"Independent Directors") must be unaffiliated with NTS Corporation,  the sponsor of  the  Fund  ("NTS"  or the  "Sponsor")  and  NTS  Advisory  Corporation  (the
"Advisor"),  while the remaining Directors are to be affiliated with the Advisor
(the "Affiliated Directors"). Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying  proxy, or their  substitutes, will vote for the  following  nominees for Director  with respect to all proxies received by the Fund. If any nominee should become  unavailable  for any reason, it is intended  that votes will be cast for a substitute  nominee  designated by the remaining  Independent  Directors with respect to the Independent  Directors and by  the  remaining  Affiliated  Director  with  respect  to  the  Affiliated
Directors.  The Board of  Directors  has no reason to believe  that the nominees named will be unable to serve if elected.

The By-Laws provide that an Independent Director may not, directly or indirectly
(including  through a member of his immediate  family),  own any interest in, be employed by, have any present  material  business or  professional  relationship with, or serve as a director or trustee of, more than two real estate investment trusts ("REITs")  organized by the Advisor or its Affiliates.  Additionally,  an
Independent  Director may not perform other  services for the Fund,  except as a
Director.  The  names of the  nominees  for  Independent  Director  and  certain information  regarding them,  including their principal  occupation for the past five years, are as follows:

                                                                                             Year First
                                                 Principal Occupation(s)                      Elected a
Name                 Age                          During Past 5 Years                         Director
----                 ---                          -------------------                         --------
Robert M. Day        48      Mr. Day has been  Managing  Director of Lambert Smith Hampton      1999
                             and its  predecessor  companies,  a commercial and industrial real estate brokerage firm in Atlanta,  Georgia,  since 1985.
                             Previously,   Mr.  Day  was  Vice   President  and  Southwest
                             Regional Manager of Merrill Lynch Capital  Market's  Advisory
                             and  Appraisal  Group,  directing  appraisal  and  consulting assignments  throughout  the  United  States.  Mr.  Day  also spent two years as the Chief  Executive  Officer  of the real
                             estate   syndication   subsidiary   of   Financial   Services
                             Corporation in Atlanta.

Gerald B. Thomas     63      Mr. Thomas,  currently a Vice President and Senior Commercial      1988
                             Real Estate  Lender,  has 26 years  experience  in commercial real estate  lending.  Formerly a Senior Vice  President with
                             Mid-America  Bank of Louisville,  Mr. Thomas joined  Citizens
                             Bank of  Kentucky in February  1996 as Vice  President,  with responsibility  for the development of real estate portfolios for four Kentucky  affiliate banks of CNB  Bancshares,  Inc.,
                             Evansville,  Indiana.  Mr.  Thomas  is a board  member of Big
                             Brothers/Big  Sisters,  Louisville,  Kentucky and Co-chairman of the Programs, Planning and Evaluation Committee.

Gerald B. Brenzel    70      Mr. Brenzel,  following a forty-year career in the securities      1996
                             industry,  is  a  private  investor.   Mr.  Brenzel  formerly
                             served as First Vice  President  of Morgan  Keegan & Company.
                             Prior  to  that,   Mr.   Brenzel   was  founder  and  CEO  of
                             Commonwealth  Investment  Group,  Inc., an  investment  money manager and regional  brokerage  firm. From 1964 to 1988, Mr.
                             Brenzel was Regional  Vice  President  and Branch  Manager of
                             Stifel,  Nicolaus  &  Company,  and a member  of the Board of that firm. Mr.  Brenzel is a former  Governor of the National
                             Association of Securities Dealers.

The By-Laws provide that the two Affiliated  Directors shall be nominated by the
Directors.  The  names of the  nominees  for  Affiliated  Director  and  certain information  regarding them,  including their principal  occupation for the past five years, is as follows:

                                                                                             Year First
                                            Principal Occupation(s)                           Elected a
Name                 Age                      During Past 5 Years                             Director
----                 ---                      -------------------                             --------
J. D. Nichols        60      Since 1972,  Mr. Nichols has been Chairman of the                  1988
                             Board  and  Chief   Executive   Officer   of  NTS
                             Corporation,  as well as its  various  affiliates
                             and predecessor  companies.  NTS Corporation is a
                             real estate development and construction company.

Brian F. Lavin       48      Mr. Lavin has been President of NTS  Corporation,                  1999
                             NTS  Capital   Corporation  and  NTS  Development
                             Company  since  February  1999.  From  July  1997
                             through   February  1999,  Mr.  Lavin  served  as
                             Executive  Vice  President  of  NTS   Development
                             Company   and  NTS  Capital   Corporation.   From
                             November  1994  through  June  1997,   Mr.  Lavin
                             served as President of the  Residential  Division
                             of Paragon  Group,  Inc., and as a Vice President
                             of Paragon's  Midwest  Division prior to November
                             1994.   In  this   capacity,   he  directed   the
                             development,  marketing,  leasing and  management
                             operations    for   the   firm's    real   estate
                             portfolios.  He  has  served  as  a  Director  of
                             Louisville   Apartment   Association.   He  is  a
                             licensed   Kentucky   Real   Estate   Broker  and
                             Certified Property Manager.

The Board of Directors  meets at least  quarterly to address the business of the
Fund either in person or by telephone  conference.  The Board of  Directors  met four  times,  either in person or by  telephone,  in 2001 and all members of the
Board of Directors attended at least 75% of such meetings. The Board established an Audit  Committee in 1992. The Audit  Committee is composed of the Independent
Directors.  The  principal  functions of the Audit  Committee  are to review the scope and results of the Fund's audit and review the Fund's accounting policies, procedures, and system of internal controls.

We, the members of the Audit  Committee of NTS Mortgage  Income Fund,  represent the following:

     1)   The Audit  Committee has reviewed and discussed the Company's  audited financial statements with management of the Company;

     2)   The Audit Committee has discussed with its independent  auditors,  the matters required to be discussed by Statement of Accounting  Standards
          61, as may be modified or supplemented;

     3)   The Audit  Committee  has  received  the written  disclosures  and the
          letter  from  its  independent   auditors   required  by  Independence
          Standards  Board  Standard No. 1, as may be modified or  supplemented, and has discussed with its independent auditors its independence and;

     4)   Based on the  review  and  discussions  referred  to above,  the Audit
          Committee  recommended  to the  Board of  Directors  that the  audited financial  statements  be included in the  Company's  Annual Report on
          Form 10-K for the year ended December 31, 2001.

          Robert M. Day          Gerald B. Thomas          Gerald B. Brenzel

The Board of Directors has adopted a written charter for the Audit Committee,  a copy of which is available to Stockholders  upon request.  All of the members of the Audit Committee are independent,  as independence is defined in Section 4200 of the rules of the Nasdaq Stock Market.

AUDIT FEES

The Fund estimates that the aggregate  fees billed by its  independent  auditors for  professional  services  rendered  in  connection  with (i) the audit of the
Fund's annual financial statements set forth in the Fund's Annual Report on Form
10-K for the year ended  December  31,  2001,  and (ii) the review of the Fund's quarterly financial statements set forth in the Fund's Quarterly Reports on Form
10-Q  for the  three  quarters  ending  on March  31,  2001,  June 30,  2001 and
September 30, 2001, respectively, totaled $95,000.

HARDWARE OR SOFTWARE SYSTEMS ASSISTANCE

The Fund paid no fees in this category for the most recent fiscal year.

ALL OTHER FEES

The Fund estimates  that the aggregate  fees for all other services  rendered by its  independent  auditors for the Fund's most recent  fiscal year were $13,000.
These fees consist  mainly of federal state and local tax  planning,  tax return preparation and related tax assistance.

RECOMMENDATION  OF THE  BOARD:  The  foregoing  nominees  for  Director  will be presented for election by the Stockholders at the Annual Meeting of Stockholders
and the Board of Directors recommends that they be elected.

Assuming a quorum is present,  the  affirmative  vote of a majority of the votes cast by Stockholders eligible to vote at the meeting and present in person or by proxy is required to elect each of the nominees listed above.

RATIFICATION OF AUDITOR

The  Board  of  Directors,  upon  recommendation  of the  Audit  Committee,  has appointed  Ernst & Young LLP as the  Company's  independent  auditors  for 2002, subject to ratification by the  Stockholders.  Arthur Andersen LLP served as the
Company's  independent  auditors for 2001.  Representatives of Ernst & Young LLP and Arthur Andersen LLP are expected to be present at the annual  meeting,  will have an opportunity to make a statement if they desire, and will be available to respond to questions. If the Stockholders do not ratify the selection of Ernst &
Young LLP, the Board of Directors will reconsider the selection of the Company's independent auditors.

RECOMMENDATION OF THE BOARD: The Board of Directors  recommends  ratification of the designation of Ernst & Young LLP, an independent  public accounting firm, as auditor for the year 2002.

EXECUTIVE OFFICERS

The  following  table  sets forth  information  with  respect  to the  executive officers of the Fund who are not directors.  Each officer is elected annually by the Board of Directors  and serves until his  successor is elected and qualified or until his death, resignation or removal by the Board of Directors.

                                                                                        Year First
                                           Principal Occupation(s)                       Elected a
Name                  Age                    During Past 5 Years                         Director
----                  ---                    -------------------                         --------
Neil A. Mitchell      43       Mr.   Mitchell   is   Vice   President   of   NTS         Secretary
                               Corporation,  with  responsibility  for  Finance,            and
                               Asset  Management and Investor  Services.  Before         Treasurer,
                               joining NTS in August  1987,  Mr.  Mitchell was a           1998
                               real   estate   loan   officer  of  PNC  Bank  in
                               Louisville, Kentucky.

COMPENSATION OF DIRECTORS AND EXECUTIVE DIRECTORS

Beginning in the third  quarter of 2001,  the Fund  increased  each  Independent
Director's Fee from $12,000 per year to $16,000 per year.  Independent Directors received a total of $42,000 in fees  during the year ended  December  31,  2001.
Neither the Affiliated Directors nor the Executive Officers of the Fund received any  compensation  from the Fund in 2001,  nor will they in 2002.  However,  the
Affiliated  Directors  will be reimbursed by the Fund for their travel  expenses incurred in connection  with attending  meetings of the Board of Directors.  The
Affiliated Directors and Executive Officers are employees,  officers,  directors
and/or   beneficial  owners  of  the  Advisor  and/or  its  affiliates  and  are compensated by such entities, in part, for their services to the Fund.

SHAREHOLDINGS BY DIRECTORS AND EXECUTIVE OFFICERS

As of  May  13,  2002,  the  Directors  and  Executive  Officers  of  the  Fund,
individually and as a group, owned the number of Shares set forth below:

---------------------------------------------------- ------------------------ -------------
                                                     Amount and Nature of     Percent of
Name of Beneficial Owner                             Beneficial Ownership     Class
---------------------------------------------------- ------------------------ -------------
J.D. Nichols                                         188,117.0127 (1)         5.9%
---------------------------------------------------- ------------------------ -------------
All Directors and Executive Officers as a Group      188,117.0127             5.9%
---------------------------------------------------- ------------------------ -------------

(1)  These Shares are owned of record by NTS  Corporation  and affiliates of Mr.
     Nichols  including  Barbara Nichols,  the wife of J.D.  Nichols,  ORIG, LLC
     ("ORIG") and Ocean Ridge Investments, Ltd. ("Ocean Ridge"). NTS Corporation
     is wholly owned directly and through  certain  entities by Messrs.  Nichols and Lavin,  with respect to which Mr.  Nichols holds voting and  investment authority.  Mr.  Nichols is the manager of ORIG and the general  partner of
     Ocean Ridge and holds voting and  investment  authority  over shares of the
     Fund owned by these entities.

MANAGEMENT AGREEMENT

In 1997, the Fund entered into property  management  agreements  relating to the two development projects it fully owns, Fawn Lake, Virginia, and Lake Forest II,
Kentucky,  and the Lake Forest, Orlando project, which is 50% owned by the Fund.
Under  this  agreement,   NTS  Residential   Management   Company   (Residential
Management),  an  affiliate  of NTS  Corporation,  will manage the  development, marketing and day-to-day operations of the properties. Residential Management is to be  reimbursed  for the actual cost of such  operations  and will  receive an
Overhead  Recovery Fee of 3.75% of the net cash flow of the  properties.  During the year ended December 31, 2001, the Fund incurred approximately  $2,330,000 in expense reimbursements and $494,000 in Overhead Recovery Fees.

INCENTIVES

The  Management   Agreement  also  provides  the   opportunity  for  Residential
Management  to receive an incentive  payment.  If and when the cash flow becomes sufficient to bring  distributions to  shareholders,  including those previously made,  equal to the amount of the original  investment,  Residential  Management will receive an incentive fee of 10% of the Net Cash Flow of the projects.

The  original  shareholder  investment  in the  NTS  Mortgage  Income  Fund  was
approximately   $63,690,000.   As  of  December  31,  2001,   distributions   of
approximately $23,141,000 have been made.

ADVANCES FROM AFFILIATES

The Fund has received  advances from an affiliate of the Fund's Sponsor,  net of repayments, totaling approximately $213,000 and $419,000 as of December 31, 2001 and 2000,  respectively.  As of December 31, 2001 and 2000,  the  advances  bear interest at the Prime Rate.

As of  December  31,  2001,  accounts  payable  -  affiliates  of  approximately
$5,885,000 is owed to NTS  Development  Company and  Residential  Management for
salary and overhead  reimbursements.  NTS  Development  Company and  Residential
Management  have agreed to defer amounts owed to them by the Fund as of December
31, 2001,  and those  amounts will accrue  during fiscal 2002 through the period ending  December  31,  2002,  other than as  permitted by the Fund's cash flows.
Management believes that NTS Development Company and NTS Residential  Management have the financial  ability to defer amounts owed them by the Fund. There can be no assurances that this level of support will continue past December 31, 2002.

STOCKHOLDER PROPOSALS

Stockholder  proposals for the 2003 Annual Meeting of the Stockholders  will not be included in the Fund's Proxy  Statement for that meeting  unless  received by the Fund at its executive office in Louisville,  Kentucky,  on or before January
23, 2003. These proposals must also meet the other  requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

OTHER MATTERS

As of the date of this Proxy Statement,  the above is the only business known to management to be acted upon at the Meeting.  However, if other matters not known to management should properly come before the Meeting,  the persons appointed by the signed proxy intend to vote in accordance with their best judgment.

                                         By the order of the Board of Directors,

                                         /s/ Neil A. Mitchell

                                         NEIL A. MITCHELL
                                         Secretary and Treasurer

Louisville, Kentucky
May 23, 2002

A copy of the NTS Mortgage  Income Fund 2001 Annual Report to the Securities and
Exchange  Commission on Form 10-K  ("Report")  will be supplied  without charge.
Requests for the Report should be directed to:

         NTS Mortgage Income Fund
         c/o NTS Corporation
         10172 Linn Station Road
         Louisville, Kentucky 40223

YOUR VOTE IS  IMPORTANT.  THE PROMPT  RETURN OF  PROXIES  WILL SAVE THE FUND THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES.  PLEASE COMPLETE BOTH SIDES, SIGN, DATE
AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

The Fund's audited financial  statements for the period ended December 31, 2001, as well as  information  regarding  the  transactions  between  the Fund and NTS
Corporation  and its  affiliates,  included in the Fund's 2001 Annual Report,  a copy of which has been delivered  concurrently with Proxy Statement,  are hereby incorporated herein by reference.